Exhibit 99.1

MeridianLink Announces Chief Financial Officer Transition

Costa Mesa, Calif., May 25, 2022 – MeridianLink, Inc.® (NYSE: MLNK), a leading provider of modern software platforms for financial institutions and consumer reporting agencies, today announced that Chad Martin will be stepping down as its chief financial officer (CFO), effective May 31, to pursue a new role at a private equity firm. MeridianLink CEO Nicolaas Vlok will serve as interim CFO until the date that Sean Blitchok joins the company as CFO on June 13. Mr. Martin will maintain an advisory role with the company through the rest of the year to ensure a smooth transition.

“The team and I cannot thank Chad enough for the many lasting contributions he has made to the business,” said Vlok. “From strategic acquisitions to our IPO to building a thriving remote team, he laid a foundation that will enable us to continue to expand for years to come. We thank him and wish him the best as he transitions to private equity.”

During his four years at MeridianLink, Mr. Martin led the company through a remarkable period of growth that included multiple acquisitions, which complement and strengthen the organization’s strategic platforms to better serve customers and accelerate their success. His expertise was also instrumental in taking the company public on the New York Stock Exchange in July 2021.

“It is heartening to have played an integral role in MeridianLink’s solid progress over the last few years, and I am confident in the company’s continued positive trajectory,” said Martin. “I look forward to entering the private equity space and identifying great companies, like MeridianLink, where investment and operational leadership will help them get to the next level.”

Mr. Blitchok brings more than 20 years of global financial leadership experience with public companies to the CFO role. His work spans corporate finance, operations, shared services, product, risk management, accounting and reporting, strategic planning, and mergers and acquisitions (M&A).

"I'm thrilled to be joining the team at such a critical point in its trajectory and having grown and scaled several global multi-billion-dollar organizations, I see a tremendous opportunity with MeridianLink,” said Blitchok. “Whether it be the complementary nature of the company's offerings, the depth of industry expertise and relationships, or the combination of growth and profitability - it all provides a foundation with enormous upside. I've also been impressed with the leadership team, the board, and the company culture and absolutely can't wait to get started."

A senior technology finance executive, Mr. Blitchok has held leadership roles at world-class organizations, including Salesforce.com, BlackLine, Hewlett-Packard, and Honeywell International. At Salesforce.com, he served as division CFO, leading finance for a business unit with more than 15,000 people and managing approximately $6 billion in revenue.

“As the company evolves and enters the next exciting chapter, Sean is an ideal addition to the team,” Vlok said. “I am confident that we will benefit from the breadth and depth of his leadership scaling global organizations known for their innovative platforms and delighting their customers.”

“Sean’s proven ability to scale multi-billion-dollar SaaS platform companies while honing in on areas of margin enhancement and process improvement is the right fit at the right time as we accelerate our company growth,” said Paul Zuber, MeridianLink’s chair of the board. “His experience, energy, and team orientation complement the organization’s leadership and culture, and we welcome him aboard.”

Mr. Blitchok will remain in the Bay Area, benefiting from the company’s remote-first culture.

About MeridianLink

MeridianLink® (NYSE: MLNK) is a leading provider of cloud-based software solutions for financial institutions, including banks, credit unions, mortgage lenders, specialty lending providers and consumer reporting agencies. Headquartered in Costa Mesa, California, MeridianLink provides services to more than 1,900 customers, including a majority of the financial institutions on Forbes’ 2021 lists of America’s Best Credit Unions and Banks. Further information can be found at www.meridianlink.com.

Forward-Looking Statements

This release contains statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, these statements can be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, although not all forward-looking statements contain these identifying words. Further, statements describing our strategy, outlook, guidance, plans, intentions, or goals are also forward-looking statements. These forward-looking statements reflect our predictions, expectations, or forecasts, including, but not limited to, statements regarding our CFO transition. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to our business and industry, as well as those set forth in Item 1A. Risk Factors, or elsewhere, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and our other SEC filings. Any forward-looking statement contained herein or provided on the related conference call is based on reasonable assumptions as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation, other than as required by applicable law, to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Press Contact:
Becky Frost
(714) 784-5839
becky.frost@meridianlink.com

Investor Relations Contact:
Erik Schneider
(714) 332-6357
InvestorRelations@meridianlink.com